FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/12/2023

Work Order Item Number:	W2023051101690-2902649
Filing Number:	20233193163
Filing Type:	Amendment Before Issuance of Stock
Filing Date/Time:	5/11/2023 2:39:00 PM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: E0482952018-9	**Entity Name:** IMPACT BIOMEDICAL INC
Entity Status: Active	**Expiration Date:** None

Commercial Registered Agent

C T CORPORATION SYSTEM

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0482952018-9
FVAguilar	Filing Number 20233193163
Secretary of State State Of Nevada	Filed On 5/11/2023 2:39:00 PM
	Number of Pages 5

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: IMPACT BIOMEDICAL INC.

Entity or Nevada Business Identification Number (NVID): NV20181744777

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☒ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) 4.01 increase in authorized shares and 4.02 forward split (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/ Jason Grady — Signature of Officer or Authorized Signer; Chief Operating Officer — Title X ______ — Signature of Officer or Authorized Signer; ______ — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
OF
IMPACT BIOMEDICAL INC.

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes (the "**Nevada Corporations Act**"), the undersigned corporation adopts the following Amendment to the Articles of Incorporation.

1. **NAME OF CORPORATION.** The name of the corporation is Impact BioMedical Inc. (the "**Corporation**").

2. **AMENDMENT TO ARTICLES OF INCORPORATION.** The amendment adopted by the Corporation is set out in full as follows:

4. The Articles of Incorporation are amended by the amendment of the article stated in its entirety below and identified or referenced as follows:

Article IV – Authorized Shares

4.01 *Authorized Capital Stock.* The total number of shares of stock this Corporation is authorized to issue shall be 4,100,000,000 shares. This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock."

4.02 *Common Stock.* The total number of authorized shares of Common Stock shall be 4,000,000,000 shares with par value of $.001 per share. Each share of Common Stock when issued shall have one (1) vote on all matters presented to the stockholders.

(a) A 31 for 1 forward split of the common stock issued and outstanding as of the date hereof is effected.

4.03 *Preferred Stock.* The total number of authorized shares of Preferred Stock shall be 100,000,000 shares with par value of $.001 per share. The board of directors shall have the sole authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the

terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

3. **STOCKHOLDER APPROVAL.** This Certificate of Amendment to the Articles of Incorporation has been approved by the Stockholder(s) pursuant to the Nevada Corporations Act.

4. **EFFECTIVE DATE OF FILING.** This Certificate of Amendment to the Articles of Incorporation shall be effective on the day it is filed with the Secretary of State.

IN TESTIMONY HEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation as of May 10, 2023.

Date: May 10, 2023

/s/

Jason T. Grady
Chief Operating Officer